     As filed with the Securities and Exchange Commission on January 2, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        CELL ROBOTICS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                         COLORADO                                                 84-1153295
             (State or other jurisdiction of                         (I.R.S. Employer Identification No.)
              incorporation or organization)

               2715 BROADBENT PARKWAY, N.E.                                          87107
                 ALBUQUERQUE, NEW MEXICO                                          (Zip Code)
         (Address of principal executive offices)


                        STOCK OPTIONS GRANTED PURSUANT TO
          CERTIFICATES FOR COMMON STOCK OPTIONS WITH CERTAIN EMPLOYEES

                            (Full title of the plan)

                            Ronald K. Lohrding, Ph.D
                        Cell Robotics International, Inc.
                          2715 Broadbent Parkway, N.E.
                          Albuquerque, New Mexico 87107
                                 (505) 343-1131
                     (Name and address of agent for service)

                                 with a copy to:

                                  W. Crews Lott
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 2300
                               Dallas, Texas 75201
                                 (214) 978-3000

                                   ----------

                         CALCULATION OF REGISTRATION FEE


    TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
       SECURITIES TO BE              AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION
        REGISTERED (1)                REGISTERED          SHARE (2)             PRICE (2)              FEE
-----------------------------       ---------------   ------------------  -------------------     -------------
Common Stock, $.004 par value        754,051 Shares        $  0.37           $  278,998.87          $  66.68

Common Stock, $.004 par value        300,000 Shares        $  0.80           $  240,000.00          $  57.36

Common Stock, $.004 par value         50,000 Shares        $  0.71           $   35,500.00          $   8.48


(1) Shares of common stock of Cell Robotics International, Inc. (the "Company"), $.004 par value per share (the "Common Stock"), being registered hereby relate to certain stock option agreements between the Company and certain of its employees. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of those agreements.

(2) The registration fee is calculated pursuant to Rule 457(h) promulgated under the Securities Act on the basis of the exercise prices of the options granted by the Company.

================================================================================

                                EXPLANATORY NOTE



This Registration Statement on Form S-8 covers the offer by the Company of Common Stock issuable upon exercise of stock options granted on June 15, 2001 to Paul Johnson pursuant to a Certificate for Common Stock Option, stock options granted on August 17, 2001 to Ronald Lohrding pursuant to a Certificate for Common Stock Option, and stock options granted on October 31, 2001 pursuant to Certificates for Common Stock Options to each of Ronald Lohrding, Paul Johnson, Constance Roberts, Glen Goff, Rebecca Wenk, Terry Hamilton, Ruel-Ping Ho, Jerome Conia, Larry Keenan, Nancy Jacquin, Stephen Aiken, Michael Wolf, David Costello, Barry Hudy, Richard Zigweid, Chris Henderson, Richard York, Sandra Hansen, Bruce Olson, James Campbell and Michael McDow. The stock options evidenced by these Certificates for Common Stock Option were granted to employees of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (e) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001;

         (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2001;

         (d) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2001; and

         (e) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A, declared effective on April 5, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including all amendments and reports filed for the purpose of updating such descriptions.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 7-109-102 of the Colorado Business Corporation Act, or the CBCA, provides that a company may indemnify a person who was, is or is threatened to be made a named defendant or respondant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), because the person is or was a director against liability incurred in the proceeding if the person conducted himself or herself in good faith; and the person reasonably believed, in the case of conduct in an official capacity with the company, that his or her conduct was in the company's best interests, and in all other cases, that his or her conduct was at least not opposed to the company's best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Unless limited by its articles of incorporation, Section 7-109-103 of the CBCA states that a company shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. Unless otherwise provided in a company's articles of incorporation,
Section 7-109-107 of the CBCA states that an officer is entitled to mandatory indemnification under Section 7-109-103 of the CBCA. Section 7-109-107 also states that unless provided in its articles of incorporation, a company may indemnify an officer, employee, fiduciary or agent of the company to the same extent as a director.

         The Company's Articles of Incorporation provide that the Company may and shall indemnify each director, officer and any employee or agent of the Company, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the Company to the full extent required or permitted by the CBCA, as amended.

         Article XIII of the Company's Amended and Restated Bylaws states that the Company may indemnify against liability incurred in any proceeding an individual who was, is or is threatened to be made a named defendant or respondant in any proceeding because he is or was a director if he conducted himself in good faith; he reasonably believed, in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interests, or in all other cases, that his conduct was at least not opposed to the Company's best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The company may not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The Company shall indemnify a person who is or was a director or officer of the Company and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

         Under the sections of the CBCA and the Company's Bylaws included in this prospectus, a "director" includes an individual who is or was a director of a company or an individual who, while a director of a company, is or was serving at the company's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manger, a member, a partner, a promoter or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan.

         The company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary or agent of the Company and who, while a director, officer, employee, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic company or of any partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article XIII of the Company's Bylaws. The company currently maintains a $1,000,000 insurance policy that covers directors and officers' liability.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

EXHIBIT
   NO.                  TITLE

 4.1(1)   Specimen Certificate of Common Stock

 4.2(2)   Representative Common Stock Purchase Warrant

 4.3(3)   Warrant Agreement between the company and Corporate Stock Transfer,
          Inc.

 4.4(2)   Option Agreement between the company and Ronald K. Lohrding, Ph.D.

 4.5(3)   Specimen Common Stock Purchase Warrant Certificate

 5.1(4)   Legal Opinion of Neuman & Drennen, LLC

23.1(4)   Consent of KPMG LLP

23.2(4)   Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)

24.1(4)   Power of Attorney (included on signature page)

----------

(1) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 14, 1996.

(2) Incorporated by reference from the company's Registration Statement on Form SB-2, as filed with the SEC on November 24, 1997, SEC File No. 333-40895.

(3) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, as filed with the SEC on January 12, 1998, SEC File No. 333-40895.

(4)      Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on January 2, 2002.



                                         CELL ROBOTICS INTERNATIONAL, INC.

                                         By:  /s/ Ronald K. Lohrding, Ph.D.
                                            ----------------------------------
                                            Ronald K. Lohrding, Ph.D.,
                                            Chief Executive Officer,
                                            President and Chairman of the Board


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

/s/ Ronald K. Lohrding, Ph.D.                                                                 January 2, 2002
----------------------------------------------------
Ronald K. Lohrding, Ph.D., Chairman of the Board,
President and Chief Executive Officer


/s/ Paul Johnson                                                                              January 2, 2002
----------------------------------------------------
Paul Johnson, Chief Financial Officer, Chief
Accounting Officer and Secretary


/s/ Raymond Radosevich, Ph.D.                                                                 January 2, 2002
----------------------------------------------------
Raymond Radosevich, Ph.D., Director


/s/ Steven A. Crees                                                                           January 2, 2002
----------------------------------------------------
Steven A. Crees, Director


/s/ Oton Tisch                                                                                January 2, 2002
----------------------------------------------------
Oton Tisch, Director


/s/ Gerald Bernstein                                                                          January 2, 2002
----------------------------------------------------
Gerald Bernstein, Director

                        CELL ROBOTICS INTERNATIONAL INC.
                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                   TITLE
-------                  -----
 4.1(1)       Specimen Certificate of Common Stock

 4.2(2)       Representative Common Stock Purchase Warrant

 4.3(3)       Warrant Agreement between the company and Corporate Stock Transfer,
              Inc.

 4.4(2)       Option Agreement between the company and Ronald K. Lohrding, Ph.D.

 4.5(3)       Specimen Common Stock Purchase Warrant Certificate

 5.1(4)       Legal Opinion of Neuman & Drennen, LLC

23.1(4)       Consent of KPMG LLP

23.2(4)       Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)

24.1(4)       Power of Attorney (included on signature page)

-------------

(1) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 14, 1996.

(2) Incorporated by reference from the company's Registration Statement on Form SB-2, as filed with the SEC on November 24, 1997, SEC File No. 333-40895.

(3) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, as filed with the SEC on January 12, 1998, SEC File No. 333-40895.

(4)      Filed herewith.